UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	July 23, 2013

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	410 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

	Legg Mason’s annual meeting of stockholders was held on July 23, 2013. In the election of directors, the six director nominees were elected with the following votes:

	Votes Cast	For	Withhold	Non-Votes
Dennis M. Kass	105,254,620	93,480,210	530,647	11,243,763
John V. Murphy	105,254,620	93,509,354	501,503	11,243,763
John H. Myers	105,254,620	93,308,018	702,839	11,243,763
Nelson Peltz	105,254,620	92,880,431	1,130,426	11,243,763
W. Allen Reed	105,254,620	93,468,077	542,780	11,243,763
Joseph A. Sullivan	105,254,620	93,517,038	493,819	11,243,763

	The stockholders voted in favor of an amendment to the Legg Mason, Inc. Non-Employee Director Equity Plan as follows:

Votes Cast		105,254,620
For		75,818,226
Against		18,147,918
Abstain		44,706
Non-Vote		11,243,770

	The stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as follows:

Votes Cast		105,254,620
For		86,273,016
Against		2,253,752
Abstain		5,483,908
Non-Vote		11,243,944

The stockholders voted in favor of the ratification of the appointment of PriceWaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2014 as follows:

Votes Cast		105,254,620
For		104,868,796
Against		362,097
Abstain		23,727
Non-Vote		—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC.
(Registrant)

Date: July 25, 2013	By:	/s/ Thomas C. Merchant
Thomas C. Merchant
Executive Vice President and General Counsel